EXHIBIT 23.02
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8, No. 33-44667 and 33-89400) pertaining to the 1991 Stock Option Plan

2.Registration Statement(Form S-8, No. 33-44666) pertaining to the 1991 Directors’ Stock Option Plan

3.Registration Statement (Form S-8, No. 33-41423, 333-05755, 333-147333, 333-206148, and 333-233012) pertaining to the 1991 Employee Stock Purchase and Dividend Reinvestment Plan

4.Registration Statement (Form S-8, No. 333-43882) pertaining to the 2000 Directors’ Stock Option Plan

5.Registration Statement (Form S-8, No. 333-43880) pertaining to the 2000 Stock Option Plan

6.Registration Statement (Form S-3, No. 333-41849 and 333-209878) pertaining to the Monthly Stock Purchase Plan for Independent Agents

7.Registration Statement (Form S-3, No. 333-90529) pertaining to the 1998 State Auto Agents’ Stock Option Plan

8.Registration Statement (Form S-8, No. 333-127172) pertaining to the 2005 Outside Directors Restricted Share Unit Plan

9.Registration Statement (Form S-8, No. 333-165364, 333-192158, and 333-214472) pertaining to the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan

10.Registration Statement (Form S-8, No. 333-165366 and 333-170568) pertaining to the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan

11.Registration Statement (Form S-8, No. 333-170564) pertaining to the State Auto Property & Casualty Insurance Company Amended and Restated Directors Deferred Compensation Plan,

12.Registration Statement (Form S-8, No. 333-214471) pertaining to the Outside Directors Restricted Share Unit Plan of State Auto Financial Corporation, and

13.Registration Statement (Form S-8, No. 333-223305) pertaining to the 2017 Long-Term Incentive Plan;

of our report dated February 27, 2020, except for Note 2, as to which the date is March 10, 2021 with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) of State Auto Financial Corporation for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Grandview Heights, Ohio
March 10, 2021